EXHIBIT 99.1

FOR RELEASE November 14, 2014

SOURCE: Uni-Pixel, Inc.

Uni-Pixel Agrees to Settle Previously Disclosed Shareholder Litigation

THE WOODLANDS, Texas — November 14, 2014 —Uni-Pixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen, flexible printed electronics, lighting and display markets, has entered memorandums of understanding to settle the following previously disclosed lawsuits:

•	the securities class action lawsuit pending in the U.S. District Court for the Southern District of Texas, captioned Fitzpatrick, Charles J. v. Uni-Pixel, Inc., et. al. (Cause No. 4:13-cv-01649); and

•	the consolidated shareholder derivative lawsuit pending in the District Court of Harris County, Texas, captioned In re Uni-Pixel, Inc., Shareholder Derivative Litigation (Cause No. 2014-08251).

The proposed settlements would resolve for all defendants all of the issues that are pending in the class action and in the consolidated derivative action relating to Uni-Pixel’s public statements regarding its licensing agreements and product development. Uni-Pixel determined to settle these matters to eliminate the burden, distraction, and expense of further litigation.

If completed, the class action settlement would result in a payment of $2.35 million in cash to the settlement class, inclusive of fees and expenses. In addition, Uni-Pixel would issue $2.15 million in common stock to the settlement class. The proposed consolidated derivative settlement would result in a payment of $150,000 in cash, the issuance of $125,000 of Uni-Pixel common stock, and certain governance improvements. Uni-Pixel anticipates that the cash payment portions of both settlements, totaling $2.5 million, would be paid from insurance proceeds.

“With these memorandums of understanding in place, we believe we are one step closer to resolving these suits,” said Jeff Hawthorne, president and CEO of Uni-Pixel. “We are hopeful the courts will give final approval to the settlements.”

The settlements described in this press release are not yet consummated and are subject to a number of conditions. The terms outlined in the memorandums of understanding Uni-Pixel has entered into are subject to the parties concluding definitive settlement agreements. The proposed settlements are also subject to final approval by Uni-Pixel’s insurance carrier and by the courts following completion of a fairness hearing. Hearing dates have not yet been set on final approval of the proposed settlements.

About Uni-Pixel
Headquartered in The Woodlands, Texas, Uni-Pixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's roll-to-roll electronics manufacturing process prints fine line conductive elements on thin films. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the companies’ respective Annual Report on Form 10-K for the year ended December 31, 2013. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the companies’ respective Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com